Exhibit 10.2

WEINGARTEN REALTY INVESTORS
DEFERRED COMPENSATION PLAN

Restated Effective April 1, 2016

WEINGARTEN REALTY INVESTORS
DEFERRED COMPENSATION PLAN

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	Table of Contents	Page
11.12	Construction	23
11.13	Governing Law	23
11.14	Severability	23
11.15	Headings	23
11.16	Entire Agreement	24
11.17	Terms	24

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WEINGARTEN REALTY INVESTORS
DEFERRED COMPENSATION PLAN

RECITALS

Weingarten Realty Investors ("Employer"), a Texas Real Estate Investment Trust, previously adopted the Weingarten Realty Investors Deferred Compensation Plan ("Plan") for the purpose of attracting and retaining a select group of management or highly compensated employees.
The Plan is an unfunded arrangement established and maintained primarily for the benefit of a select group of management or highly compensated employees and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.
The Plan previously provided both a deferred compensation benefit and a supplemental executive retirement benefit; the Employer amended and restated the Plan as a separate and independent plan, effective September 1, 2002, and again amended and restated the Plan to incorporate subsequent amendments to the Plan and to meet the applicable requirements of Section 409A of the Internal Revenue Code, effective January 1, 2005;
The Employer now desires to amend and restate the Plan, effective April 1, 2016, to incorporate subsequent amendments to the Plan and to permit diversification of vested share awards;
The Plan shall be interpreted and administered to the extent possible in accordance with Code Section 409A.
NOW THEREFORE, the Employer hereby adopts this restatement of the Plan effective April 1, 2016, or as otherwise stated herein, as follows:

Article I - DEFINITIONS

1.1	Account. The bookkeeping account established for each Participant as provided in Section 6.1 hereof.

1.2
Administrator. The individual serving as the Director of Human Resources for the Employer or such other person or committee duly authorized by the Executive Committee of the Board. The Administrator shall be the agent for the Employer with respect to the Plan and Trust.

1.3	Board. The Board of Trust Managers of the Employer.

1.4
Bonus. Compensation that is designated as a bonus by the Employer and that relates to services performed during an incentive period by an Eligible Employee in addition to his or her Salary, including any pretax elective deferrals from said Bonus to any Employer-sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or "cafeteria plan" under Code Section 125.

1.5	Code. The Internal Revenue Code of 1986, as amended.

1.6
Compensation. The Participant's earned income, including Salary, Bonus and other remuneration from the Employer. Compensation shall include self-employment income received by an Eligible Independent Contractor from the Employer.

1.7	Deferrals. The portion of Compensation that a Participant elects to defer in accordance with Articles II and III hereof.

1.8
Deferral Election. The separate written agreement, submitted to the Administrator, by which an Eligible Employee, Eligible Independent Contractor, or trust manager agrees to participate in the Plan and make Deferrals thereto.

1.9	Disabled or Disability. A Participant will be considered Disabled for Plan purposes if the Participant:

(a)
Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)
Is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan sponsored by the Employer.

1.10	Effective Date. April 1, 2016, except as otherwise provided herein.

1.11	Eligible Employee. An Employee shall be considered an Eligible Employee if such Employee is designated as an Eligible Employee by the Employer.

1.12
Eligible Independent Contractor. An individual who provides services to the Employer as an independent contractor shall be considered an Eligible Independent Contractor if such individual is designated as an Eligible Independent Contractor by the Chief Executive Officer of the Employer.

1.13	Employee. Any person employed by the Employer.

1.14
Investment Fund or Funds. Each deemed investment which serves as a means to measure the value of a Participant's Accounts, which may be made available for such purpose, from time to time, by the Employer.

1.15
Key Employee. An Employee who is: (i) an officer of the Employer, with annual compensation from the Employer greater than $170,000; (ii) a five-percent owner of the Employer; or (iii) a one-percent owner of the Employer with annual compensation from the Employer greater than $150,000. All terms described in the preceding sentence and all determinations of Key Employee status shall be made in accordance with Code Section 416(i), excluding paragraph (5) thereof or as otherwise provided under Code Section 409A.

1.16	Participant. An Eligible Employee, Eligible Independent Contractor, or trust manager who is a Participant as provided in Article II.

1.17	Plan Year. January 1 through December 31.

1.18	Retirement. Retirement means a Participant has retired from the employ of the Employer on or after age 65.

1.19
Salary. An Eligible Employee's base salary rate or rates in effect at any time during a Plan Year, including any pretax elective deferrals from said Salary to any Employer-sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or "cafeteria plan" under Code Section 125.

1.20	Student. A child, grandchild, niece or nephew of the Participant who has not attained the age of fifteen (15) at the time the Participant establishes an Education Account for the Student.

1.21
Trust. The agreement or agreements between the Employer and the Trustee under which the assets of the Plan may be held, administered and managed. Participants shall have no right or claim to Trust assets set aside to fund benefits under this Plan, which shall remain the general assets of the Employer.

1.22	Trustee. The entity or individual designated from time to time by the Board to serve as trustee in accordance with the terms of the Plan.
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Article II - Participation

2.1	Commencement of Participation.

(a)
Each Eligible Employee, Eligible Independent Contractor, and trust manager shall become a Participant on the date his or her initial Deferral Election first becomes effective. With respect to deferrals of Salary, a Participant must file a Deferral Election with the Administrator no later than the close of the calendar year immediately preceding the calendar year in which the services to which the Election relates are performed. In the year in which an Eligible Employee, Eligible Independent Contractor, or trust manager is first eligible to participate, such Deferral Election shall be filed within thirty (30) days of the date on which such individual is first eligible to participate, to be effective with respect to cash Compensation or Restricted Share awards received for services rendered after such Deferral Election is effective; provided, however, that if such Election would be effective after June 30 of a Plan Year, such Election may not be effective with respect to a Bonus attributable to services performed in such Plan Year.

(b)
With respect to deferrals of Bonus, a Participant must file a Deferral Election with the Administrator no later than June 30 of the Plan Year in which the services are performed to which such Election relates.

(c)
Prior to commencing participation in the Plan, each Participant shall be required to designate on a Deferral Election form (or other form provided by the Administrator) the form and timing of the distribution of his or her Accounts.

2.2	Change in Eligible Employee Status.

(a)
A Participant who is no longer an Eligible Employee, Eligible Independent Contractor, or trust manager shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee, Eligible Independent Contractor, or trust manager.

(b)	Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article VII.
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Article III - Contributions

3.1	Participant Deferrals.

(a)
The Employer shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Deferral Election for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in Article VII, and shall reduce such Participant's Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in Article IX.

(b)
The Deferral Election shall designate the amount of Compensation deferred by each Participant, the subaccount, if any, to which the Participant requests the Deferral be directed, in accordance with Section 6.1, the beneficiary or beneficiaries of the Participant and such other items as the Administrator may prescribe.

(c)
A Deferral Election effective with respect to a Plan Year may not be modified or revoked once such Plan Year has commenced. An election made pursuant to Section 6.1 designating the subaccount to which an amount deferred with respect to a Plan Year is to be directed may not be modified once such Plan Year has commenced.

(d)	The minimum amount that may be deferred each Plan Year is five thousand dollars ($5,000).

(e)	The maximum amount that may be deferred each Plan Year shall be established by the Administrator from time to time.

(f)
For each payroll period, the Employer shall withhold from that portion of a Participant’s Compensation that is not deferred hereunder, such Participant’s share of taxes under the Federal Insurance Contributions Act ("FICA") and other applicable taxes that are required to be withheld with respect to (1) Deferrals, and (2) Employer contributions as they vest and become subject to FICA taxes and other withholding requirements (collectively, "Withholding Requirements"). To the extent that there is insufficient remaining cash Compensation to satisfy all applicable Withholding Requirements as they come due, the Employer reserves the right to reduce a Participant’s Deferrals to the extent necessary to satisfy such Withholding Requirements. In the event there is insufficient cash Compensation to satisfy all applicable Withholding Requirements as they come due, even after reducing a Participant’s Deferrals, such Participant shall be obligated to remit payment to the Employer, in such form as is acceptable to the Employer, sufficient to satisfy any remaining Withholding Requirements.

3.2	Time of Contributions. Deferrals shall be transferred to the Trust as soon as administratively feasible following the close of each month. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

3.3	Form of Contributions. Except as provided in Article IV hereof, all Deferrals to the Trust shall be made in the form of cash or cash equivalents of US currency.
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Article IV - RESTRICTED SHARE AND OPTION DEFERRAL

4.1
General. Any Participant shall be eligible to elect the deferral of an Award of Restricted Shares as defined in and pursuant to the Weingarten Realty Investors 1993 Share Incentive Plan and the Weingarten Realty Investors 2001 Long Term Incentive Plan, the Weingarten Realty Investors Amended and Restated 2010 Long Term Incentive Plan and any subsequently adopted incentive plan (collectively, the "Long Term Incentive Plan") which are incorporated herein by this reference. Such election may be made with respect to either unvested Restricted Shares of a prior Award of Restricted Shares or as to any subsequent Award of Restricted Shares. The manner and duration of such deferral shall be in accordance with the provisions of this Article IV and in accordance with procedures established by the Administrator.

4.2
Deferral of Restricted Shares. A Participant, subject to the limitations below, may elect to defer all or a portion of the Award of Restricted Shares, on such terms as the Administrator may permit, by completing a Share Award Deferral Election and submitting it to the Administrator prior to the calendar year in which the Award of Restricted Shares is made. Any election to defer all or a portion of the Award of Restricted Shares shall apply to any subsequent Award unless and until a revised Share Award Deferral Election is submitted to the Administrator. Such deferral elections shall be made pursuant to Sections 2.1 and 3.1, above, in accordance with the provisions thereof (with respect to such deferrals, the "Share Deferral Period"). The Administrator shall credit such deferred Restricted Shares to a bookkeeping account (to be known as a "Weingarten Stock Account") for the benefit of such Participant. The Restricted Shares so deferred initially shall be accounted for by the Employer and shall be transferred to the Trustee at such time as the Employer shall, in its discretion, determine. Distribution of Restricted Shares or Options (with respect to Option Awards made prior to January 1, 2008) that have been deferred pursuant to this Article IV shall be made in accordance with Article VII hereof.

4.3
Terms and Conditions of Awards. Any deferred Restricted Shares or Options (with respect to deferred Option Awards made prior to January 1, 2008) shall remain subject to the forfeiture and transfer restriction provisions of the Long Term Incentive Plan and any other terms and conditions established by the Management Development and Compensation Committee incident thereto. In the event that the Restricted Period, as defined under the Long Term Incentive Plan, has not expired or the Options have not been exercised at the end of the applicable Share Deferral Period elected under the applicable Share Award Deferral Election, any Restricted Shares or Options distributed by the Trustee shall remain subject to any and all such terms and conditions and any applicable provisions of the Long Term Incentive Plan imposed upon such Restricted Shares or Options. In addition, in the event the Restricted Period has not expired at the end of the applicable Share Deferral Period, Restricted Shares distributed by the Trustee shall contain the legend provided under the Long Term Incentive Plan. If the Restricted Period shall expire or the Options are exercised prior to the expiration of the Share Deferral Period, the deferred Shares shall be credited to a Weingarten Stock Account for the Participant’s benefit and the

Participant may not direct that the Shares be liquidated and alternative investment options substituted therefor, except as provided in Section 6.3(b).

4.4	Dividends.

(a)
General. Unless a Dividend Deferral Election is made by the Participant, any dividends payable with respect to any Restricted Shares shall be paid to the Participant who deferred such Restricted Shares, subject, in the case of a Participant who is an Employee, to applicable withholding.

(b)
Dividend Deferral Election. In accordance with procedures and in such form as may be established by the Administrator, a Participant, in connection with a deferral of an Award of Restricted Shares, also may irrevocably elect to defer the receipt of the dividends payable with respect to some or all of the deferred Restricted Shares during the Share Deferral Period. In such case, any and all such dividends attributable thereto shall be paid by the Employer to the Trustee, and shall be held in trust and may be credited as either additional deferred shares or any other Investment or Investment Fund invested in accordance with the Participant’s election under the terms of the Plan or subsequent investment election as herein provided. The account attributable to the dividends so deferred, adjusted for investment experience, shall be distributed to the Participant upon the expiration of the applicable Share Deferral Period in accordance with the provisions of Article VII.

4.5
Definitions. All bolded terms in this Article IV shall have the meaning contained in the Long Term Incentive Plan. For purposes of Section 1.14 of this Plan, "Investment Fund or Funds" shall include any deferred Restricted Shares or Options or any deferred dividends to be credited as an equivalent amount in value of deferred shares.

4.6
Cancellation of Certain Restricted Share and Option Deferrals. Participants were entitled to elect, before December 31, 2005 to cancel previously made elections to defer Restricted Shares or Options. Such election only applied to deferrals of Restricted Shares that were not vested and Options that are not exercisable as of December 31, 2004. If deferrals of Restricted Shares were cancelled, the certificate representing such Shares were removed from the Weingarten Stock Account maintained on behalf of the Participant and transferred to the proper holder thereof under the terms of the Long Term Incentive Plan. If deferrals of Options were cancelled, the Award Agreement representing such Options were removed from the Weingarten Stock Account maintained on behalf of the Participant and transferred to the proper holder thereof under the terms of the Long Term Incentive Plan.

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Article V - VESTING

5.1	Vesting of Deferrals. A Participant shall have a 100% vested right to the portion of his or her Account attributable to Deferrals and any earnings on the deemed investment of such Deferrals.
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Article VI - Accounts

6.1
Bookkeeping Accounts. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish subaccounts, as provided in subsection (a), (b), or (c), below, as elected by the Participant pursuant to Article III.

(a)	A Retirement Account may be established for a Participant in accordance with the Participant’s Deferral Election.

(b)
One or more Education Accounts may be established for a Participant in the name of a Student, in accordance with the Participant’s Deferral Election. The Administrator may establish a maximum number of Education Accounts that may be maintained by a Participant at any one time.

(c)
One or more Fixed Period Accounts may be established in accordance with the Participant’s Deferral Election. The Participant must designate the year of distribution at the time the Account is initially established. The minimum initial deferral period for each Fixed Period Account shall be three (3) years. The Administrator may establish a maximum number of Fixed Period Accounts that may be maintained by a Participant at any one time.

6.2	Adjustment and Crediting of Accounts.

(a)
The Administrator shall adjust the amounts credited to each Participant's Account to reflect Deferrals, distributions, deemed investment experience of the Participant’s Investment Fund selections and any other appropriate adjustments. Such adjustments shall be made as is administratively necessary in the discretion of the Administrator.

(b)
The deemed investment experience credited to a Participant’s Account, including a Participant’s Weingarten Stock Account, to the extent diversified in accordance with Section 6.3(b), shall be determined on a periodic basis according to the earnings and losses of the Investment Fund selections made by the Participant pursuant to his or her Deferral Election. The earnings and losses will be determined as if the amount credited to the Participant Account were actually invested in the Investment Funds selected. Participants may select one or more of the Investment Funds designated by the Administrator in whole percentages of the applicable Account balance, including a Participant’s Weingarten Stock Account, to the extent diversified in accordance with Section 6.3(b). A Participant may change his or her selection of Investment Funds at any time. Such an election shall be effective as soon as administratively feasible following the date the change is submitted in writing by the Participant to the Administrator, or such other means as the Administrator may approve.

6.3	Investment of Trust Assets.

(a)	Deferrals hereunder may, in the sole discretion of the Employer, be set aside in a Trust in order to facilitate the payments of benefits under this Plan. Any such Trust assets may be invested in an Investment Fund but are not required to be invested in individual accounts mirroring the bookkeeping Accounts established in Section 6.1. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Under no circumstances shall any Participant have any preferential or secured right to or interest in any assets of such Trust, and the rights of each Participant (and if applicable, any beneficiary) shall remain that of a general creditor.

(b)
Subject to the remainder of this Section 6.3(b), a Participant may request, from time to time, that Trust assets attributable to his Account be deemed to be invested in one or more Investment Funds. A Participant may request, from time to time, that all or any potion of a grant of deferred shares held in his Weingarten Stock Account be deemed to be invested in one or more Investment Funds, subject to all of the following requirements:

(i)	Such an election may only be made with respect to deferred shares once vested for a period of not less than six months or such other restrictions as may be contained in the award agreement.

(ii)	Such an election may be made with respect to all or any portion of such a grant.

(iii)	Such elections may only be made during the time periods designated by the Administrator.

(iv)	Such an election shall have no effect on the scheduled date of distribution or form of distribution applicable to the shares to which the election applies.

(v)
The Administrator, in its sole discretion, may establish additional requirements applicable to such elections and may determine that such requirements be applicable to all Participants or any specified group of Participants.

(vi)	Neither the Administrator nor the Employer may require that a Participant make such an election.
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Article VII - DISTRIBUTIONS

7.1	Distribution Election.

(a)
General Rule. Distribution of the Participant’s Accounts shall be made in accordance with the Participant’s election with respect to the form of payment. The Participant may make a separate election as to the form of distribution in the event of death and the time at which distribution is to commence following death. Such elections shall be made by the Participant at the time the Participant makes his or her initial Deferral Election. A Participant may modify his or her previously-made elections relating to the form of distribution and may modify the time at which distribution would otherwise commence under Sections 7.2 or 7.3 hereof in accordance with Section 7.1(b). With respect to Participants who were participating in the Plan in 2005, 2006, 2007, or 2008 and who had not previously designated the form of distribution of his or her Accounts or who desired to modify a previously filed distribution election, he or she was permitted to make or modify such an election, as the case may be, and file it with the Administrator on or before December 31, 2008; provided, that, such election did not have the effect of deferring payment of amounts that the Participant would otherwise receive in the year the election was made or cause payments to be made in the year the election was made that would otherwise be made subsequent to such year. The elections referred to in the immediately preceding sentence were not required to meet the requirements of Section 7.1(b). If the Administrator separately accounts for Deferrals in each Plan Year, the Participant may make separate distribution elections with respect to each Plan Year’s Deferral Election, in which case each separate distribution election shall be effective with respect to the Deferrals to which the election relates.

(b)
Modification To Distribution Date or Form of Payment. Except as may have been permitted in Section 7.1(a) hereof, any election by a Participant to modify a previously-filed distribution election or to modify the time distribution would otherwise commence under Section 7.2 or 7.3 hereof is ineffective unless all of the following requirements are satisfied:

(i)	Such modification may not be effective for at least twelve (12) months after the date on which the modification is filed with the Administrator.

(ii)
Except in the case of modifications relating to distributions on account of death or Disability, the modification must provide that payment will not commence for at least five (5) years from the date payment would otherwise have been made or commenced.

(iii)	A modification related to distribution to be made at a specified time or under a fixed schedule may not be made less than twelve (12) months prior to the date of the first otherwise scheduled payment.

(iv)	Such modification may not permit acceleration of the time or schedule of any payment under the Plan, except as may be permitted pursuant to applicable Treasury Regulations.

(c)
Distribution to Specified Employees. Notwithstanding anything contained herein to the contrary, if a Participant is a Specified Employee and separates from service for a reason other than death, distribution of such Participant’s Accounts may not commence earlier than six (6) months from the date of his or her separation from service. Any payment that would have been made within the first six months following the date on which the Participant separated from service without regard to this subsection (c) shall be made on the first day of the month following the date that is six months following the date on which the Participant separated from service.

7.2	Payment of Retirement, Education, and Fixed Period Accounts.

(a)	Retirement Accounts.

(i)
Form of Payment. Retirement Accounts are payable in one of the following forms, as elected by the Participant: (i) in a lump sum payment or (ii) in annual installments over a period of up to twenty (20) years. In accordance with Treasury Regulation Section 1.409A-2(b)(2)(iii) and (iv) and for purposes of Section 7.1(b) hereof, an election for distribution in the form of installment payments shall be treated as an election of a series of separate payments. If the Participant has not made a valid election as to the form of payment of his Retirement Account, payment shall be made in one lump sum.

(ii)
Commencement of Payment. Retirement Account payments shall be made or commence as of the first day of the month immediately following the month in which the Participant retires, unless Section 7.1(c) hereof requires a later payment date, as described therein; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date. If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall be made on each succeeding anniversary of the date the first payment was made.

(b)	Education Accounts.
Education Account distributions shall be paid in four annual installments commencing on January 1 (or as soon as administratively feasible thereafter) of the calendar year in which the Student reaches age eighteen (18) and subsequently on the three anniversaries thereof in the following amounts:
Year 1        25% of the account balance
Year 2        33% of the remaining account balance
Year 3        50% of the remaining account balance
Year 4        100% of the remaining account balance

Distribution of an Education Account will commence as scheduled without regard to whether the Student dies prior to attaining age eighteen (18) or whether the Student attends college or incurs any post-secondary educational costs; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date.

(c)
Fixed Period Accounts. Fixed Period Account distributions shall be paid in one lump sum payment on January 1 (or as soon as administratively feasible thereafter) of the calendar year designated by the Participant on his or her Deferral Election; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date.

7.3	Payment upon Death, Disability or Termination for Reason Other Than Retirement.

(a)
General Rule. Payment of a Participant’s Account(s) shall be made or commence in accordance with this Section 7.3 if payment has not been made or commenced under Section 7.2 at the time the Participant separates from service due to death, Disability, or any other reason other than Retirement.

(b)
Form of Payment. The Participant’s vested Account(s) are payable under this Section 7.3 in one of the following forms, as elected by the Participant: (i) in a lump sum payment or (ii) in annual installments over a period of up to twenty (20) years. If the Participant has not made a valid election as to the form of payment, payment shall be made in one lump sum. In accordance with Treasury Regulation Section 1.409A-2(b)(2)(iii) and (iv) and for purposes of Section 7.1(b) hereof, an election for distribution in the form of installment payments shall be treated as an election of a series of separate payments.

(c)
Commencement of Distribution. Payment under this Section 7.3 shall commence as of the first day of the month following the month in which the Participant dies, separates from service due to Disability, or separates from service for any other reason other than Retirement, unless Section 7.1(c) hereof requires a later payment date, as described therein; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date. If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall be made on each succeeding anniversary of the date the first payment was made.

7.4
Minimum Distribution. Subject to Section 7.1(c), if the balance in a Participant’s Education Account is less than $4,000 at the time the first scheduled payment from such Account would otherwise be made, the Participant shall be paid such balance as a single lump sum on the date the first scheduled payment would have otherwise been made.

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Article VIII - Beneficiaries

8.1
Beneficiaries. Each Participant may from time to time designate one or more persons, entities or his or her estate as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator.

8.2
Change of Beneficiary Designation. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator.

8.3	Determination of Beneficiary.

(a)
If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment), if the beneficiary does not survive until the final payment is made or if no beneficiary is validly designated, then the amounts payable under this Plan (or any remaining amount, as the case may be) shall be paid to the Participant's designated contingent beneficiary, if any, and, if none, to the Participant’s surviving spouse, if any, and if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this Article, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Participant; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Participant).

(b)	If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

(c)	If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

(d)
If the Administrator has any doubt as to the proper beneficiary to receive payments hereunder, the Employer shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Employer, in good faith and in accordance with this Plan, shall fully discharge the Employer from all further obligations with respect to that payment.

8.4	Lost Beneficiary.

(a)	All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

(b)
If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts

(net of due diligence expenses) owed to the Participant or beneficiary shall be paid to his/her estate. Any such presumption of death shall be final, conclusive and binding on all parties.
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Article IX - Funding

9.1
Prohibition Against Funding. Benefits payable under this Plan shall be paid from the general assets of the Employer, or at the discretion of the Employer, from assets set aside in a trust for deferring the cost of providing the benefits due under this Plan; provided, however, that no person entitled to payment under this Plan shall have any claim, right, priority, security interest, or other interest in any fund, trust, account, or other asset of the Employer that may be looked to for such payment. The liability for the payment of benefits hereunder shall be evidenced only by this Plan and by the existence of bookkeeping accounts established and maintained by the Employer for purposes of this Plan. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

9.2
Deposits in Trust. Notwithstanding Section 9.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant and shall remain the general assets of the Employer.

9.3
Withholding of Participant Contributions. The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant's Deferrals under Section 3.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.

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Article X - Claims Administration

10.1
General. In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this Article. Such consideration and review shall be conducted in a manner designed to comply with Section 503 of the Employee Retirement Income Security Act of 1974, as amended.

10.2
Claim Review. Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

(a)	the specific reason or reasons for denial of the claim;

(b)	a specific reference to the Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the provisions of this Article.

10.3
Right of Appeal. A claimant who has a claim denied under Section 10.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this Section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 10.2.

10.4
Review of Appeal. Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator determines such a hearing is necessary. In preparing for this appeal, the claimant shall be given the right to review documents relevant to the benefit claim and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal, the Administrator shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

10.5	Designation. The Administrator may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this Article.
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Article XI - General Provisions

11.1	Administrator.

(a)
The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into Trust(s) in accordance with this Plan; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)	The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)
The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

11.2
No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

11.3
No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except

to the extent of the benefits provided for hereunder.    Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

11.4
Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

11.5
Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

11.6
Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

11.7
No Liability. No liability shall attach to or be incurred by any Employee of the Employer, Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

11.8	Expenses. All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

11.9
Insolvency. Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall comply with the terms of the Trust.

11.10	Amendment and Termination.

(a)
Except as otherwise provided in this section, the Employer shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account.

Following such Plan termination, payment of such credited amounts shall be made in a single sum payment thirty (30) days following Plan termination or if subparagraph (a)(iii) of this Section 11.10 is applicable, at the time provided in such subparagraph (a)(iii).
The Employer may terminate the Plan upon occurrence of any one of the following:

(i)
Within twelve (12) months of the Employer’s dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross income in the latest of:

(1)	The calendar year in which the Plan termination occurs;

(2)	The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(3)	The first calendar year in which the payment is administratively practicable.

(ii)
Within the thirty (30) days preceding or the twelve (12) months following a change in control (within the meaning of Code Section 409A and related guidance issued thereunder), provided all substantially similar arrangements sponsored by the Employer are also terminated, so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(iii)	At the discretion of the Employer, provided that all of the following requirements are satisfied:

(1)	The termination does not occur proximate to a downturn in the financial health of the Employer;

(2)
All arrangements sponsored by the Employer that would be aggregated with any terminated arrangement under Treasury Regulation Section 1.409A-1(c) if the same Participant participated in all of the arrangements are terminated;

(3)	No payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve (12) months of the termination of the arrangements;

(4)	All payments are made within twenty-four (24) months of the termination of the arrangements; and

(5)
The Employer does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulation Section 1.409A-1(c) if the same Participant participated in both arrangements, at any time within three (3) years following the date of termination of the arrangement.

(iv)	Such other events and conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

(b)	A Participant shall have a right to the vested portion of his or her Account in the event of the termination of the Plan pursuant to subsection (a), above.

11.11
Employer Determinations. Any determinations, actions or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.

11.12
Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

11.13
Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, Code Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Texas, other than its laws respecting choice of law.

11.14
Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee or independent contractor as a Participant under this Plan would cause the Plan to fail to be maintained solely for a select group of highly compensated or management employees, then the Plan shall be severed with respect to such individual, who shall be considered to be participating in a separate arrangement.

11.15
Headings. The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

11.16
Entire Agreement. This instrument and all subsequently-adopted amendments hereto contain the entire terms of the Plan and supersedes any prior understandings or written documents which have heretofore set forth the terms of the Plan and/or any oral agreements between the Employer and any of the Participants respecting the within subject matter. No modification, amendment, change, or discharge of any term or provision of this Plan shall be valid or binding unless the same is in writing and signed by a duly authorized officer of the Employer.

11.17	Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.
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IN WITNESS WHEREOF, WEINGARTEN REALTY INVESTORS has caused this instrument to be executed by its duly authorized officer, effective as of April 1, 2016, or as otherwise stated herein.

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter
Name:	Stephen C. Richter
Title:	Chief Financial Officer

Date:	February 19, 2016